Exhibit 23.1

Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Liberty Vision, Inc. on Form S-1 of my Report of Independent Registered Public Accounting Firm dated July 31, 2011, on the consolidated balance sheets of Liberty Vision, Inc. as at February 28, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended February 28, 2011, the period from September 29, 2009 (inception) through February 28, 2010, and for the period from September 29, 2009 (inception) through February 28, 2011.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

Aurora, Colorado                                                                    /s/Ronald R. Chadwick, P.C.

October 31, 2011                                                                    RONALD R. CHADWICK, P.C.